Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 3, 2004 (except as to Note 15, as to which the date is September 20, 2004), with respect to the financial statements and schedule included in the Registration Statement on (Form S-4 No 333-        ) and the related Prospectus of Ness Technologies, Inc. for the registration of 262,319 shares of its common stock.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
November 10, 2004	A member of Ernst & Young Global